REGISTRATION NO. 333-_____             AS FILED WITH THE SECURITIES AND EXCHANGE
                                       COMMISSION ON DECEMBER 4, 1997

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ____________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             ____________________

                        WAYNE SAVINGS BANCSHARES, INC.
            (Exact Name of Registrant as Specified in its Charter)

        FEDERAL                                        TO BE APPLIED FOR
(State of Incorporation)                       (IRS Employer Identification No.)

                             151 N. MARKET STREET
                              WOOSTER, OHIO 44691
                   (Address of Principal Executive Offices)

                             ____________________

                      THE WAYNE SAVINGS AND LOAN COMPANY
                       1993 INCENTIVE STOCK OPTION PLAN

                      THE WAYNE SAVINGS AND LOAN COMPANY
                 1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                           (Full Title of the Plans)


                                  Copies to:
           Charles F. Finn                   Kenneth R. Lehman, Esquire
  President and Chief Executive Officer       Edward A. Quint, Esquire
      Wayne Savings Bancshares, Inc.     Luse Lehman Gorman Pomerenk & Schick
        151 N. Market Street                 A Professional Corporation
         Wooster, Ohio 44691               5335 Wisconsin Ave., N.W., #400
           (330) 264-5767                     Washington, D.C.  20015
                                                   (202) 274-2000
    (NAME, ADDRESS AND TELEPHONE
    NUMBER OF AGENT FOR SERVICE)

                             ____________________

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                             ____________________

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
 Title of                                      Proposed        Proposed
Securities                     Amount          Maximum         Maximum        Amount of
  to be                        to be        Offering Price     Aggregate     Registration
Registered                 Registered (1)      Per Share     Offering Price      Fee
------------------------------------------------------------------------------------------
Options to Purchase
Common Stock
Common Stock, par
value $1.00 per share    41,448 shares (2)       $11.46 (3)        $474,994          $144

Common Stock, par
value $1.00 per share     16,908 shares (4)       $10.15 (3)        $171,616          $ 52

       Total:             58,356  shares                            $646,610          $196
                          ==============                            ========          ====

______________
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to The Wayne Savings and Loan Company 1993 Incentive Stock Option Plan (the "Incentive Plan") and The Wayne Savings and Loan Company 1993 Stock Option Plan for Outside Directors (the "Directors Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Wayne Savings Bancshares, Inc. pursuant to 17 C.F.R. (S) 230.416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to the Incentive Plan.
(3) Determined by the exercise price of the options pursuant to 17 C.F.R. (S) 230.457(h)(1).
(4) Represents the number of shares currently reserved for issuance pursuant to the Directors Plan.

          This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. (S) 230.462.

PART I.

ITEMS 1 AND 2.  PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE PLAN
                ANNUAL INFORMATION

          This Registration Statement relates to the registration of (i) options to purchase up to 41,448 shares of Common Stock of Wayne Savings Bancshares, Inc. (the "Company") pursuant to the Incentive Plan; (ii) 41,448 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the Incentive Plan; (iii) options to purchase up to 16,908 shares of Common Stock pursuant to the Directors Plan; and (iv) 16,908 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the Directors Plan.. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the 1996 Stock Option Plan, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Article VI of the Registrant's Charter defines areas for indemnity coverage and insurance as follows:

          ARTICLE VI. INDEMNIFICATION

          The Stock Holding Company shall indemnify its directors, officer, and employees in accordance with the following requirements:

          (a)  DEFINITIONS AND RULES OF CONSTRUCTION.

               (1)  Definitions for purposes of this Article

                    (i) ACTION. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) COURT. The term "court" includes, without limitation, any court to which or in which any appeal or proceeding for review is brought.

          (iii) FINAL JUDGMENT. The term "final judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

          (iv) SETTLEMENT. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

      (2) References in this Article to any individual or other person, including any savings bank, shall include legal representatives, successors, and assigns thereof.

  (b) GENERAL. Subject to paragraphs (c) and (f) of this Article, the Stock Holding Company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer, or employee of the Stock Holding Company, for:

      (1) Any amount for which that person becomes liable under a judgment in such action; and

      (2) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article if he or she attains a favorable judgment in such enforcement action.

  (c) REQUIREMENTS. Indemnification shall be made to person under paragraph (b) of this Article only if:

      (1)  Final judgment on the merits is in his or her favor;

      (2)  In case of:

           (i)    Settlement,

           (ii)   Final judgment against him or her, or

           (iii) Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the Stock Holding Company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Stock Holding Company or its members.

However, no indemnification shall be made unless the Stock Holding Company gives the Office at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the Board of Directors shall be sent to the District Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Director of the Office advises the Stock Holding Company in writing, within such notice period, of his or her objection thereto.

  (d) INSURANCE. The Stock Holding Company shall obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. The Stock Holding Company may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

     (e) PAYMENT OF EXPENSES. If a majority of the directors of the Stock Holding Company conclude that, in connection with an action, any person ultimately may become entitled to indemnification under this Article, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this paragraph (e) shall prevent the directors of the Stock Holding Company from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Stock Holding Company. Before making advance payment of expenses under this paragraph (e), the Stock Holding Company shall obtain an agreement that the Stock Holding Company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

     (f) EXCLUSIVENESS OF PROVISIONS. The indemnification of any person referred to in paragraph (b) shall be governed solely by these bylaws as provided for in 12 C.F.R. (S)545.121 (b) and the obtaining of insurance as referred to in paragraph (d) shall be governed by paragraph (d) of 12 C.F.R.
(S)545.121.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   LIST OF EXHIBITS.

     The following exhibits are filed herewith or incorporated by reference into this Registration Statement on Form S-8:

     4.1  The Wayne Savings and Loan Company 1993 Incentive Stock Option Plan

     4.2 The Wayne Savings and Loan Company 1993 Stock Option Plan for Outside Directors.

     5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

     23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

     23.2 Consent of Grant Thornton LLP.

     99.1 Annual Report on Form 10-KSB of The Wayne Savings and Loan Company for the fiscal year ended March 31, 1997.

     99.2 Quarterly Report on Form 10-QSB of The Wayne Savings and Loan Company for the fiscal quarter ended June 30, 1997.

     99.3 Quarterly Report on Form 10-QSB of The Wayne Savings and Loan Company for the fiscal quarter ended September 30, 1997.

ITEM 9.   UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1996 Stock Option Plan; and

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 EXHIBIT INDEX


Exhibit Number           Description
--------------           -----------


     4.1           The Wayne Savings and Loan Company 1993 Incentive Stock
                   Option Plan

     4.2 The Wayne Savings and Loan Company 1993 Stock Option Plan for Outside Directors.

     5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

     23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

     23.2          Consent of Grant Thornton LLP.

     99.1 Annual Report on Form 10-KSB of The Wayne Savings and Loan Company for the fiscal year ended March 31, 1997.

     99.2 Quarterly Report on Form 10-QSB of The Wayne Savings and Loan Company for the fiscal quarter ended June 30, 1997.

     99.3 Quarterly Report on Form 10-QSB of The Wayne Savings and Loan Company for the fiscal quarter ended September 30, 1997.

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wooster, State of Ohio, on this 28th day of November, 1997.

                                             WAYNE SAVINGS BANKSHARES, INC.


                                             By:  /s/ Charles F. Finn
                                                  --------------------
                                                  Charles F. Finn, President and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


By:  /s/ Charles F. Finn                By:  /s/ Todd J. Tappel
     -------------------------------         ------------------------------------------
     Charles F. Finn, President and          Todd J. Tappel, Senior Vice President
     Chief Executive Officer                 (Chief Financial and Accounting Officer)
     (Principal Executive Officer)

Date:     November 28, 1997                  Date:   November 28, 1997


By:  /s/ Kenneth G. Rhode               By:  /s/ James C. Morgan
     -------------------------------         ------------------------------------------
     Kenneth G. Rhode, Chairman              James C. Morgan, Director

Date:     November 28, 1997                  Date:   November 28, 1997


By:  /s/ Joseph L. Retzler              By:  /s/ Donald E. Massaro
     -------------------------------         ------------------------------------------
      Joseph L. Retzler, Director            Donnald E. Massaro,  Director

Date:     November 28, 1997                  Date:   November 28, 1997


By:  /s/ Russell L. Harpster            By:  /s/ Terry A. Gardner
     -------------------------------         ------------------------------------------
Russell L. Harpster, Director                Terry A. Gardner, Director

Date:     November 28, 1997                  Date:   November 28, 1997

     THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the Committee which administers the 1993 Incentive Plan and the 1993 Directors Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wooster, State of Ohio, on this 29/th/ day of November, 1997.

                                    THE WAYNE SAVINGS AND LOAN COMPANY
                                    1993 INCENTIVE STOCK OPTION PLAN

                                    THE WAYNE SAVINGS AND LOAN COMPANY
                                    1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


                                    /s/ Charles F. Finn
                                    --------------------------------
                                    Charles F. Finn, President and
                                      Chief Executive Officer